Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33054, 333-33056, 333-40434, 333-52334, 333-52346, 333-60670, 333-98219, 333-105961, 333-127260, 333-150810, 333-154242, 333-168462, 333-183106, 333-192229, 333-195853, 333-204180, 333-211333, and 333-217909) and Form S-3 (No. 333-232866) of Edwards Lifesciences Corporation of our report dated February 14, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Irvine, California
February 14, 2020